SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2014

UNIVEST TECH, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	000-54171	26-1381565
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

5031 S. Ulster Street, Suite 420
Denver, CO 80237
 (Address of principal executive offices)
(970) 405-3105
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UNIVEST TECH, INC.
Form 8-K
Current Report

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Resignations

On April 18, 2014, Univest Tech, Inc., a Colorado corporation (the “Company”), accepted the resignations of Mr. Jairon Castillo and Mr. Matthew Milonas as members of the Company’s Board of Directors.  Their resignations did not involve any disagreement with the Company.

Appointment

On April 18, 2014, Mr. Jaitegh Singh (“Mr. Singh”) was appointed as a Director of the Company.  On April 18, 2014, Mr. Singh accepted the appointment.

The biography for Mr. Singh is set forth below:

JAITEGH SINGH. Mr. Jaitegh (“JT”) Singh, Esq., age 26, acquired a Bachelor of Science in Business Administration and Marketing in May 2009 from Nova Southeastern University, Huizenga School of Business in Fort Lauderdale, Florida. Mr. Singh earned his Juris Doctor from Nova Southeastern University, Shepard Broad Law Center in May of 2012. During law school, Mr. Singh attended a summer session at the Downing College at the University of Cambridge, receiving honors in both International Law and International Business Transactions. Mr. Singh has been admitted to practice law in Florida, New Jersey, and New York. Additionally, Mr. Singh has passed the Colorado bar examination and is awaiting clearance to be sworn into the State Bar of Colorado, Arizona, and Washington. Mr. Singh is a member of the American Bankruptcy Institute, American Bar Association, the Broward Bar Association, and is currently acting as Vice Chair to the Committee on Bankruptcy Law for the American Bar Association's Young Lawyers Division. Since August of 2009, Mr. Singh has been employed as an intern, associate attorney and now managing partner of the Law Offices of Manny Singh P.A. in Fort Lauderdale, Florida, where he oversees the consumer and corporate divisions of the firm and practices areas of law such as bankruptcy, financial planning, foreclosure defense, representation of political consulting firms, and mergers and acquisitions in the area of medical/recreational marijuana.

Family Relationships

There is no family relationship between Mr. Singh and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2014	UNIVEST TECH, INC.

By: /s/ Jaitegh Singh
Jaitegh Singh President & Chief Executive Officer